  As filed with the Securities and Exchange Commission on October 19, 1994

                                               Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                        FOXMEYER HEALTH CORPORATION
           (Exact Name of Registrant as Specified in its Charter)

           Delaware                                   25-1425889
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                             1220 Senlac Drive
                          Carrollton, Texas  75006
                               (214) 446-4800
            (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)

        FoxMeyer Corporation Stock Option and Performance Award Plan FoxMeyer Corporation Employees' Savings and Profit Sharing Program
  FoxMeyer Health Corporation 1993 Stock Option and Performance Award Plan
                            (Full Title of Plan)

                            Kevin J. Rogan, Esq.
                             1220 Senlac Drive
                          Carrollton, Texas  75006
                               (214) 446-4800
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                         Stephen E. Jacobs, Esq.
                          Weil, Gotshal & Manges
                             767 Fifth Avenue
                         New York, New York 10153
                              (212) 310-8000

                      CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
                                      Maximum      Maximum
Title of Each Class of Amount to be   Offering    Aggregate    Amount of
   Securities to be     Registered   Price Per     Offering   Registration
      Registered           (1)        Unit (2)    Price (2)       Fee
Common Stock, par       6,000,000      16.06     $96,360,000    $33,227.59
value 5.00 per share

(1) Of this number, 1,500,000 shares are being registered for issuance pursuant to the FoxMeyer Corporation Stock Option and Performance Award Plan, 500,000 shares are being registered for issuance pursuant to the FoxMeyer Corporation Employees' Savings and Profit Sharing Program, and 4,000,000 shares are being registered for issuance pursuant to the FoxMeyer Health Corporation 1993 Stock Option Performance Award Plan.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange Composite Tape on October 12, 1994.
/TABLE

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.  PLAN INFORMATION*.

     ITEM 2.  REGISTRANT INFORMATION*.





























     ____________________
     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with the Note to Part 1 of Form S-8.

































     NYFS05...:\35\64935\0021\1547\FRM91594.L7A

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents heretofore filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

               (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1994.

               (b) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.

               (c) Joint Proxy Statement for the Annual Meeting of Stockholders held October 12, 1994.

               (d) Current Reports on Form 8-K, dated June 30, 1994, October 11, 1994 and October 14, 1994, respectively.

               (e) The description of FoxMeyer Health Corporation's common stock which is contained in the Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Securities Act"), on November 5, 1990, File Number 33-37531, including any amendment or report updating such description and the description which is contained in the Registration Statement on Form S-4 filed under the Securities Act, on September 12, 1994, File Number 33-55433, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Post-Effective Amendment and to be a part hereof from the date of filing of such documents.































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     ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.


     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

               Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

               Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually or reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall be adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               Section 145 further provides that the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of the status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

               In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

               The registrant's Restated Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit. The registrant's Restated Certificate of Incorporation further provides that to the full extent permitted by Section 145 of the DGCL the registrant shall indemnify directors and officers of the registrant.

               The registrant's by-laws provide that the registrant shall indemnify its directors and officers against all reasonable expense incurred by them in defending claims made or suits brought against them as directors or officers and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties.


     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


     ITEM 8.  EXHIBITS.

     This Registration Statement includes the following Exhibits:


     Exhibit
     Number                        Description of Exhibits
     ------                        -----------------------

     4.1 Restated Certificate of Incorporation of the registrant and all subsequent amendments thereto, except for the Amendment thereto filed on October 12, 1994, (Filed as Exhibit 3-A to the registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1993).*

     4.2 Amendment to the Restated Certificate of Incorporation of the registrant filed on October 12, 1994.

     4.3 By-laws of the registrant (Filed as Exhibit 3-A to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991).*

     4.4 FoxMeyer Corporation Stock Option and Performance Award Plan (Filed as Exhibit 10.23 to FoxMeyer Corporation's
               Registration Statement on Form S-4 (File No. 33-41697)).*

     4.5 Amendment, dated as of November 21, 1991, to FoxMeyer Corporation's Stock Option and Performance Award Plan (Filed as Exhibit 4.3 to FoxMeyer Corporation's Registration Statement on Form S-8 (File No. 33-51962)).*

     4.6 FoxMeyer Health Corporation's 1993 Stock Option and Performance Award Plan (Filed as Exhibit 10-A to the registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).*

     4.7 FoxMeyer Corporation Employees' Savings and Profit Sharing Program (Filed as Exhibit 10-D to FoxMeyer Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).*

     4.8 First Amendment to the FoxMeyer Corporation Employees' Savings and Profit Sharing Program.

     23.1      Consent of Deloitte and Touche LLP, independent auditors.

     24 Powers of Attorney of Board of Directors (included as part of the signature page of this Registration Statement).
_______________
     *   Incorporated by reference.

     ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. The undersigned registrant hereby undertakes to submit the FoxMeyer Corporation Employees' Savings and Profit Sharing Program and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the FoxMeyer Corporation Employees' Savings and Profit Sharing Program under Section 401 of the Internal Revenue Code of 1986, as amended to date.

          5. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          6. That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 19th day of October, 1994.

                                   FOXMEYER HEALTH CORPORATION



                                   By: /s/ Peter B. McKee
                                      -------------------------------------
                                      Name:  Peter B. McKee
                                      Title: Vice President and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Abbey J. Butler, Melvyn J. Estrin and Peter
     B. McKee and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement of FoxMeyer Health Corporation and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents, in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                     Title                  Date
            ---------                     -----                  ----


      /s/ Abbey J. Butler        Co-Chairman of the Board  October 19, 1994
     -----------------------     and Co-Chief Executive
         Abbey J. Butler         Officer (principal
                                 executive officer)

      /s/ Melvyn J. Estrin       Co-Chairman of the Board  October 19, 1994
     -----------------------     and Co-Chief Executive
         Melvyn J. Estrin        Officer (principal
                                 executive officer)

      /s/ Peter B. McKee         Vice President and        October 19, 1994
     -----------------------     Chief Financial Officer
         Peter B. McKee          (principal executive
                                 officer)

      /s/ Edward L. Massman      Vice President and        October 19, 1994
     -----------------------     Controller
         Edward L. Massman

      /s/ Sheldon W. Fantle      Director                  October 19, 1994
     -----------------------
         Sheldon W. Fantle

      /s/ Paul M. Finfer         Director                  October 19, 1994
     -----------------------
         Paul M. Finfer

      /s/ Alfred H. Kingon       Director                  October 19, 1994
     -----------------------
         Alfred H. Kingon

      /s/ William G. Tull        Director                  October 19, 1994
     -----------------------
         William G. Tull

     /s/ Thomas L. Anderson      President and Director    October 19, 1994
     -----------------------
        Thomas L. Anderson

               Pursuant to the requirements of the Securities Act of 1933, the committee that administers the FoxMeyer Corporation Employees' Savings and Profit Sharing Program has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Dallas, State of Texas, on this 18th day of October, 1994.


                                        FoxMeyer Corporation
                                        Employees' Savings and
                                        Profit Sharing Program


                                        By: /s/ Thomas L. Anderson
                                           ---------------------------
                                            Name: Thomas L. Anderson
                                            Title:  President and Chief
                                                Operating Officer


                                        By: /s/ Robert R. Brown
                                           ---------------------------
                                           Name:  Robert R. Brown
                                           Title:  Senior Vice President
                                                and Chief Information Officer


                                        By: /s/ Peter B. McKee
                                           ---------------------------
                                           Name:  Peter B. Mckee
                                           Title:  Senior Vice President
                                                and Chief Financial Officer

                                        By: /s/ Sandra K. Stevens
                                           ---------------------------
                                           Name:  Sandra K. Stevens
                                           Title:  Vice President of Human
                                                Resources

                                  EXHIBIT INDEX
                                  -------------
                                                          Page Number
                                                          in Sequentially
     Exhibits                                             Numbered
     Number             Description of Exhibits           Document
     ------             -----------------------           -------------



     4.1 Restated Certificate of Incorporation of the registrant and all subsequent amendments thereto, except for the Amendment thereto filed on October 12, 1994, (Filed as Exhibit
             3-A to the registrant's Annual Report on Form
             10-K for the fiscal year ended March 31,
             1993).*

     4.2     Amendment to the Restated Certificate of
             Incorporation of the registrant filed on October 12, 1994.

     4.3     By-laws of the registrant (Filed as Exhibit
             3-A to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
             1991).*

     4.4     FoxMeyer Corporation Stock Option and
             Performance Award Plan (filed as Exhibit
             10.23 to FoxMeyer Corporation's Registration
             Statement on Form S-4 (File No. 33-416970)).*

     4.5     Amendment, dated as of November 21, 1991, to
             FoxMeyer Corporation's Stock Option and
             Performance Award Plan (Filed as Exhibit 4.3 to FoxMeyer Corporation's Registration
             Statement on Form S-8 (File No. 33-51962)).*

     4.6     FoxMeyer Health Corporation's 1993 Stock
             Option and Performance Award Plan (Filed as
             Exhibit 10-A to the registrant's Annual
             Report on Form 10-K for the fiscal year ended
             March 31, 1994)).*

     4.7     FoxMeyer Corporation Employees' Savings and
             Profit Sharing Program (Filed as Exhibit 10-D to FoxMeyer Corporation's Annual Report on
             Form 10-K for the fiscal year ended March 31,
             1994).*

     4.8     First Amendment to the FoxMeyer Corporation
             Employees' Savings and Profit Sharing
             Program.

     23.1    Consent of Deloitte and Touche LLP,
             independent auditors.

     24      Powers of Attorney of Board of Directors
             (included as part of the signature page of
             this Registration Statement).
_____________
     *   Incorporated by reference.